                                                                    EXHIBIT 99.2





Zip2 Corporation







CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 1997 AND 1998

                                  ZIP2 CORP.
                  INDEX TO CONSOLIDATED FINANCIAL STATEMENTS


                                                  Page
Report of Independent Accountants...............     2
Consolidated Balance Sheet......................     3
Consolidated Statement of Operations............     4
Consolidated Statement of Shareholders' Equity..     5
Consolidated Statement of Cash Flows............     6
Notes to Consolidated Financial Statements......     7

                       REPORT OF INDEPENDENT ACCOUNTANTS



To the Board of Directors and Shareholders of Zip2 Corp.


   In our opinion, the accompanying consolidated balance sheet and the related consolidated statements of operations, of shareholders' equity and of cash flows present fairly, in all material respects, the financial position of Zip2 Corp. and its subsidiary at December 31, 1997 and 1998, and the results of their operations and their cash flows for each of the three years in the period ended December 31, 1998, in conformity with generally accepted accounting principles. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with generally accepted auditing standards which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for the opinion expressed above.



PricewaterhouseCoopers LLP



San Jose, California
April 2, 1999

                                   ZIP2 CORP.
                          CONSOLIDATED BALANCE SHEET

                                                                         December 31,
                                                                 -----------------------------    March 31,
                                                                     1997           1998            1999
                                                                 -------------- --------------  -------------
                                                                                                 (unaudited)
ASSETS
Current Assets:
 Cash and cash equivalents                                       $  22,367,000  $  16,028,000   $ 12,435,000
 Accounts receivable, net of allowance of $130,000 and $180,000        704,000        956,000        994,000
 Receivable from Compaq                                                      -              -      1,585,000
 Prepaid expenses and other current assets                             878,000        466,000        511,000
                                                                 -------------  -------------   ------------
    Total current assets                                            23,949,000     17,450,000     15,525,000

Property and equipment, net                                          2,954,000      3,638,000      3,497,000
Goodwill, net                                                          577,000        180,000        153,000
Other assets                                                           460,000        535,000        812,000
                                                                 -------------  -------------   ------------

                                                                 $  27,940,00   $  21,803,000   $ 19,987,000
                                                                 =============  =============   ============

LIABILITIES AND SHAREHOLDERS' EQUITY
Current Liabilities:
 Accounts payable                                                $     390,000  $     980,000   $    348,000
 Accrued liabilities                                                   875,000      2,260,000      2,575,000
 Deferred revenue                                                    2,878,000      6,511,000      7,744,000
 Notes payable, current                                                250,000      1,645,000        187,000
 Payable to Compaq                                                           -              -      7,883,000
 Capital lease obligations, current                                    393,000      1,078,000      1,159,000
                                                                 -------------  -------------   ------------
    Total current liabilities                                        4,786,000     12,474,000     19,896,000

Notes payable, long-term                                               263,000      5,058,000              -
Capital lease obligations, long-term                                 1,219,000      2,600,000      2,716,000
                                                                 -------------  -------------   ------------

                                                                     6,268,000     20,132,000     22,612,000
                                                                 -------------  -------------   ------------

Commitments (Note 7)

Shareholders' Equity:
 Convertible Preferred Stock, $0.001 par value;
  issuable in series; aggregate liquidation amount $40,539,000;
  12,000,000 shares authorized; 9,412,112 shares issued and
  outstanding at December 31, 1997 and 1998                              9,000          9,000          9,000
 Common Stock:  $0.001 par value; 20,000,000
  shares authorized; 4,956,552 and 4,967,947 shares
  issued and outstanding at December 31, 1997 and 1998                   5,000          5,000          7,000
 Additional paid-in capital                                         40,088,000     54,621,000     61,008,000
 Notes receivable from shareholders                                   (184,000)      (323,000)    (2,065,000)
 Unearned compensation                                                       -    (12,620,000)   (14,492,000)
 Accumulated deficit                                               (18,246,000)   (40,021,000)   (47,092,000)
                                                                 -------------  -------------   ------------

     Total shareholders' equity                                     21,672,000      1,671,000     (2,625,000)
                                                                 -------------  -------------   ------------

                                                                 $  27,940,000  $  21,803,000   $ 19,987,000
                                                                 =============  =============   ============

The accompanying notes are an integral part of these consolidated financial statements.

                                   ZIP2 CORP.
                     CONSOLIDATED STATEMENT OF OPERATIONS


                                           Year Ended December 31,                   Three Months Ended March 31,
                                -----------------------------------------------      ----------------------------
                                   1996              1997             1998                1998           1999
                                -----------      ------------      ------------        -----------    -----------
                                                                                               (unaudited)
Net revenues:
 Service                        $         -      $  2,033,000      $  4,058,000        $ 1,020,000    $ 1,953,000
 Advertising                              -            61,000           910,000             42,000        329,000
                                -----------      ------------      ------------        -----------    -----------

     Total net revenues                   -         2,094,000         4,968,000          1,062,000      2,282,000
                                -----------      ------------      ------------        -----------    -----------

Costs and expenses:
 Cost of service revenues                 -         3,084,000         9,468,000          1,895,000      3,255,000
 Sales and marketing              1,430,000         7,661,000         9,184,000          2,647,000      1,722,000
 Product development              1,703,000         3,475,000         4,426,000          1,065,000      1,282,000
 General and administrative         847,000         2,567,000         4,105,000            707,000      1,092,000
                                -----------      ------------      ------------        -----------    -----------

     Total costs and expenses     3,980,000        16,787,000        27,183,000          6,314,000      7,351,000
                                -----------      ------------      ------------        -----------    -----------

Loss from operations             (3,980,000)      (14,693,000)      (22,215,000)        (5,252,000)    (5,069,000)

Interest Income                      63,000           478,000           684,000            180,000              -
Interest and other expense          (10,000)          (63,000)         (244,000)                 -     (2,002,000)
                                -----------      ------------      ------------        -----------    -----------

Net loss                        $(3,927,000)     $(14,278,000)     $(21,775,000)       $(5,072,000)   $(7,071,000)
                                -----------      ------------      ------------        -----------    -----------

The accompanying notes are an integral part of these consolidated financial statements.

                                   ZIP2 CORP.
                 CONSOLIDATED STATEMENT OF SHAREHOLDERS' EQUITY



                                                     Convertible Preferred Stock              Common Stock         Additional
                                                  -------------------------------------------------------------     Paid-in
                                                      Shares         Amount          Shares          Amount         Capital
                                                  -------------   -------------   -------------   -------------   ------------

Balances at December 31, 1995                                 -    $          -       2,189,600       $   2,000    $    16,000

Sale of Common Stock for cash and
    conversion of notes payable                               -               -         284,350               -         29,000
Sale of Series A Preferred Stock for cash and
    conversion of notes payable, net                  3,734,732           4,000               -               -      3,571,000
Sale of Series B Preferred Stock for cash and
    conversion of notes payable, net                  2,420,600           2,000               -               -     12,049,000
Exercise of stock options for cash
    and notes receivable                                      -               -       1,706,086           2,000        170,000
Net loss                                                      -               -               -               -              -
                                                  -------------   -------------   -------------   -------------   ------------

Balances at December 31, 1996                         6,155,332           6,000       4,180,036           4,000     15,835,000

Sale of Series B Preferred Stock for cash, net           50,000               -               -               -        236,000
Pantheon acquisition, net                                     -               -         501,167           1,000        230,000
Sale of Series C Preferred Stock for cash and
    conversion of notes payable, net                  3,206,780           3,000               -               -     23,697,000
Exercise of stock options for cash
    and notes receivable                                      -               -         275,349               -         90,000
Net loss                                                      -               -               -               -              -
                                                  -------------   -------------   -------------   -------------   ------------

Balances at December 31, 1997                         9,412,112           9,000       4,956,552           5,000     40,088,000

Exercise of stock options for cash
    and notes receivable                                      -               -       1,182,122           1,000        806,000
Issuance of warrants in conjunction with
    subordinated debt                                         -               -               -               -        560,000
Repurchases of unvested common stock                          -               -      (1,170,727)         (1,000)      (527,000)
Unearned compensation                                         -               -               -               -     13,694,000
Amortization of unearned compensation                         -               -               -               -              -
Net loss                                                      -               -               -               -              -
                                                  -------------   -------------   -------------   -------------   ------------

Balances at December 31, 1998                         9,412,112           9,000       4,967,947           5,000     54,621,000

Exercise of stock options for cash
    and notes receivable                                      -               -       1,993,976           2,000      1,954,000
Unearned compensation                                         -               -               -               -      2,874,000
Amortization of unearned compensation                         -               -               -               -              -
Exercise of warrants in conjunction with
    subordinated debt                                   142,921               -               -               -      1,310,000
Exercise of warrants                                          -               -         101,532               -        271,000
Repurchases of unvested common stock                          -               -         (80,436)              -        (22,000)
Payment for notes receivable                                  -               -               -               -              -
Net loss                                                      -               -               -               -              -
                                                  -------------   -------------   -------------   -------------   ------------

Balances at March 31, 1999 (unaudited)                9,555,033    $      9,000       6,983,019       $   7,000    $61,008,000
                                                  =============   =============   =============   =============   ============

                                                         Notes                                              Total
                                                     Receivable from      Unearned        Accumulated    Shareholders'
                                                      Shareholders      Compensation        Deficit         Equity
                                                     ---------------  ---------------  ---------------  ---------------

Balances at December 31, 1995                           $          -     $          -     $    (41,000)     $   (23,000)

Sale of Common Stock for cash and
    conversion of notes payable                                    -                -                -           29,000
Sale of Series A Preferred Stock for cash and
    conversion of notes payable, net                               -                -                -        3,575,000
Sale of Series B Preferred Stock for cash and
    conversion of notes payable, net                               -                -                -       12,051,000
Exercise of stock options for cash
    and notes receivable                                    (137,000)               -                -           35,000
Net loss                                                           -                -       (3,927,000)      (3,927,000)
                                                     ---------------  ---------------  ---------------  ---------------

Balances at December 31, 1996                               (137,000)               -       (3,968,000)      11,740,000

Sale of Series B Preferred Stock for cash, net                     -                -                -          236,000
Pantheon acquisition, net                                          -                -                -          231,000
Sale of Series C Preferred Stock for cash and
    conversion of notes payable, net                               -                -                -       23,700,000
Exercise of stock options for cash
    and notes receivable                                     (47,000)               -                -           43,000
Net loss                                                           -                -      (14,278,000)     (14,278,000)
                                                     ---------------  ---------------  ---------------  ---------------

Balances at December 31, 1997                               (184,000)               -      (18,246,000)      21,672,000

Exercise of stock options for cash
    and notes receivable                                    (270,000)               -                -          537,000
Issuance of warrants in conjunction with
    subordinated debt                                              -                -                -          560,000
Repurchases of unvested common stock                         131,000                -                -         (397,000)
Unearned compensation                                              -      (13,694,000)               -                -
Amortization of unearned compensation                              -        1,074,000                -        1,074,000
Net loss                                                           -                -      (21,775,000)     (21,775,000)
                                                     ---------------  ---------------  ---------------  ---------------

Balances at December 31, 1998                               (323,000)     (12,620,000)     (40,021,000)       1,671,000

Exercise of stock options for cash
    and notes receivable                                  (1,851,000)               -                -          105,000
Unearned compensation                                              -       (2,874,000)               -                -
Amortization of unearned compensation                              -        1,002,000                -        1,002,000
Exercise of warrants in conjunction with
    subordinated debt                                              -                -                -        1,310,000
Exercise of warrants                                               -                -                -          271,000
Repurchases of unvested common stock                           6,000                -                -          (16,000)
Payment for notes receivable                                 103,000                -                -          103,000
Net loss                                                           -                -       (7,071,000)      (7,071,000)
                                                     ---------------  ---------------  ---------------  ---------------

Balances at March 31, 1999 (unaudited)                   $(2,065,000)    $(14,492,000)    $(47,092,000)     $(2,625,000)
                                                     ===============  ===============  ===============  ===============

                                   ZIP2 CORP.
                     CONSOLIDATED STATEMENT OF CASH FLOWS


                                                                Year Ended December 31,             Three Months Ended March 31,
                                                      --------------------------------------------  ----------------------------
                                                          1996           1997            1998           1998           1999
                                                      -------------- --------------  -------------  -------------  -------------
                                                                                                            (unaudited)
Cash flows from operating activities:
   Net loss                                            $ (3,927,000)  $ (14,278,000) $ (21,775,000)   $(5,072,000)   $(7,071,000)
   Adjustments to reconcile net loss to net cash
     used in operating activities:
       Provision for doubtful accounts                             -        130,000         50,000              -              -
       Depreciation and amortization                          36,000        630,000      2,471,000        320,000        550,000
       Amortization of unearned compensation                       -              -      1,074,000        268,000      1,002,000
       Changes in assets and liabilities,
         net of effect of Pantheon acquisition:
         Accounts receivable                                       -       (659,000)      (302,000)      (646,000)       (38,000)
         Receivable from Compaq                                    -              -              -              -     (1,585,000)
         Prepaid expenses and other current assets          (470,000)      (366,000)       412,000       (137,000)       (45,000)
         Other assets                                       (199,000)      (258,000)       (75,000)       229,000       (277,000)
         Accounts payable                                    491,000       (307,000)       590,000        (73,000)      (632,000)
         Accrued liabilities                                 457,000        163,000      1,385,000        112,000        315,000
         Payable to Compaq                                         -              -              -              -      1,427,000
         Deferred revenue                                    521,000      2,131,000      3,633,000        681,000      1,233,000
                                                      -------------- --------------  -------------  -------------  -------------

           Net cash used in operating activities          (3,091,000)   (12,814,000)   (12,537,000)    (4,318,000)    (5,121,000)
                                                      -------------- --------------  -------------  -------------  -------------

Cash flows used in investing activities for
   acquisition of property and equipment                    (742,000)    (1,138,000)       (26,000)       (15,000)             -
                                                      -------------- --------------  -------------  -------------  -------------

Cash flows from financing activities:
   Proceeds from issuance of Preferred Stock, net         15,626,000     23,936,000              -              -      1,870,000
   Proceeds from issuance of Common Stock, net                35,000         28,000        140,000         18,000        494,000
   Proceeds from notes payable                               609,000        141,000      7,000,000              -              -
   Repayment of notes payable                                (11,000)      (226,000)      (250,000)      (245,000)      (589,000)
   Repayment of capital lease obligations                          -        (30,000)      (666,000)       742,000       (247,000)
   Proceeds from shareholder notes receivable                      -         15,000              -              -              -
                                                      -------------- --------------  -------------  -------------  -------------

           Net cash provided by financing activities      16,259,000     23,864,000      6,224,000        515,000      1,528,000
                                                      -------------- --------------  -------------  -------------  -------------

Net increase (decrease) in cash and cash equivalents      12,426,000      9,912,000     (6,339,000)    (3,818,000)    (3,593,000)

Cash and cash equivalents at beginning of year                29,000     12,455,000     22,367,000     22,367,000     16,028,000
                                                      -------------- --------------  -------------  -------------  -------------

Cash and cash equivalents at end of year               $  12,455,000  $  22,367,000  $  16,028,000    $18,549,000    $12,435,000
                                                      ============== ==============  =============  =============  =============

Supplemental disclosure of cash flow information:
   Cash paid for interest                              $       8,000  $      63,000  $     243,000
                                                      ============== ==============  =============

Supplemental schedule of noncash investing and
   financing activities:
     Capital leases for equipment                      $           -  $   1,642,000  $   2,732,000
                                                      ============== ==============  =============
     Common Stock for Pantheon acquisition             $           -  $     231,000  $           -
                                                      ============== ==============  =============
     Common Stock for notes receivable, net            $     137,000  $      47,000  $     139,000
                                                      ============== ==============  =============
     Notes payable converted to Preferred and
       Common Stock                                    $      29,000  $           -  $           -
                                                      ============== ==============  =============

The accompanying notes are an integral part of these financial statements.

                                   ZIP2 CORP.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS



NOTE 1 - THE COMPANY AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:


THE COMPANY

   Zip2 Corp., ("Zip2" or the "Company"), was incorporated in California on November 6, 1995. Through a comprehensive suite of Web development solutions and service offerings, the Company supports the delivery of localized editorial content, consumer information and advertising products by newspapers and other local media companies.


BASIS OF PRESENTATION

   The accompanying consolidated financial statements include the accounts of the Company and its wholly-owned subsidiary, Zip2 Bay Area, Inc. ("Zip2 Bay Area"). Zip2 Bay Area was sold in August 1998. All intercompany accounts and transactions have been eliminated in consolidation.


USE OF ESTIMATES

   The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.


CASH AND CASH EQUIVALENTS

   The Company considers all highly liquid investments with an original maturity from date of purchase of three months or less to be cash equivalents. At December 31, 1997 and 1998, cash equivalents were composed primarily of investments in U.S. Treasury Bills, commercial paper and money market accounts stated at cost, which approximates fair value.


PROPERTY AND EQUIPMENT

   Property and equipment, including leasehold improvements, are stated at cost net of accumulated depreciation and amortization. Depreciation is computed using the straight-line method over the estimated useful lives of the assets, generally three years. Leasehold improvements and assets acquired under capital lease obligations are amortized over the shorter of the estimated useful lives of the assets or the remaining lease term.


GOODWILL

   Goodwill arising from the acquisition of Pantheon III, Inc. is being amortized using the straight-line method over three years from the acquisition date. At each balance sheet date, the Company measures whether any impairment exists with respect to the carrying amount of goodwill based upon the undiscounted value of expected future cash flows from the acquired business.


REVENUE RECOGNITION

   The Company derives, or expects to derive, revenues from the delivery of Web development solutions, Web software applications hosting, technical and sales-related consulting services and from a share of advertising revenues generated by newspaper and other local media customers.

                                   ZIP2 CORP.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                  (Continued)

   Revenues from the delivery of Web development solutions combined with consulting, Web hosting and other continuing service obligations are recognized ratably as service revenues over the contract terms which range from one to six years. Revenues from technical and sales-related consulting services are recognized as services are provided. Provisions for contract adjustments and losses are recorded in the period such items are identified. Deferred revenues represent the amount of cash received or invoices rendered prior to revenue recognition. Revenues from contractual rights to share in advertising revenues generated by newspaper and other local media customers are recognized as advertising revenues as the fees are earned and become receivable from the customer. Amounts payable due to newspaper and other local media customers from contractual rights to share in advertising revenues generated by the Company are recognized as costs of revenues in the period the related revenues are earned.


PRODUCT DEVELOPMENT COSTS

   The Company accounts for product development costs in accordance with SFAS No. 86, "Accounting for the Costs of Computer Software to Be Sold, Leased, or Otherwise Marketed." After technological feasibility is established using the "working model" approach, product development costs are capitalized. The capitalized costs are then amortized on a straight-line basis over the estimated product life or on the ratio of current revenues to total projected product revenue, whichever is greater. Since inception, the amount of costs qualifying for capitalization has been immaterial and as a result, all product development costs have been expensed as incurred.


STOCK-BASED COMPENSATION

   The Company accounts for stock-based employee compensation arrangements in accordance with provisions of APB No. 25, "Accounting for Stock Issued to Employees," ("APB No. 25") and complies with the disclosure provisions of SFAS No. 123, "Accounting for Stock Based Compensation," ("SFAS No. 123"). Under APB No. 25, compensation cost is recognized based on the difference, if any, on the date of grant between the fair value of the Company's stock and the amount an employee must pay to acquire the stock.


ADVERTISING COSTS

   Advertising costs are expensed as incurred in accordance with SOP 93-7, "Reporting on Advertising." Advertising costs for the years ended December 31, 1996, 1997 and 1998, totaled $288,000, $519,000 and $969,000, respectively.


INCOME TAXES

   Income taxes are accounted for using an asset and liability approach in accordance with SFAS No. 109, "Accounting for Income Taxes." The asset and liability approach requires the recognition of taxes payable or refundable for the current year and deferred tax liabilities and assets for the future tax consequences of events that have been recognized in the Company's financial statements or tax returns. The measurement of current and deferred tax liabilities and assets are based on provisions of the enacted tax law; the effects of future changes in tax laws or rates are not anticipated. The measurement of deferred tax assets is reduced, if necessary, by the amount of any tax benefits that, based on available evidence, are not expected to be realized.


CONCENTRATION OF CREDIT RISK

   Financial instruments that potentially subject the Company to significant concentrations of credit risk consists primarily of cash and cash equivalents and accounts receivable. The Company limits its exposure to credit loss by depositing its cash and cash equivalents with financial institutions that management believes are of high credit quality. The Company believes that the risk associated with accounts receivable is mitigated, to some extent, by the fact that the Company's customer base is geographically dispersed and is composed primarily of large newspaper and other local media companies that management believes are financially secure.

                                   ZIP2 CORP.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                  (Continued)

   During the year ended December 31, 1997, approximately 51% of the Company's net revenues were derived from one customer that holds shares of the Company's Series B and Series C Preferred Stock. At December 31, 1997, approximately 29% and 15% of accounts receivable, net, were due from two customers that hold shares of the Company's Series B and Series C Preferred Stock.

   During the year ended December 31, 1998, two customers that hold shares of the Company's Preferred Stock accounted for 11% and 10% of net revenue, respectively. At December 31, 1998, one customer that holds shares of the Company's series B and Series C Preferred Stock accounted for 29% of accounts receivable, net.


COMPREHENSIVE INCOME

   Effective January 1, 1998, the Company adopted the provisions of SFAS No. 130, "Reporting Comprehensive Income." SFAS No. 130 establishes standards for reporting comprehensive income and its components in financial statements. Comprehensive income, as defined, includes all changes in equity (net assets) during a period from non-owner sources. To date, the Company has not had any significant transactions that are required to be reported in comprehensive income.


SEGMENT INFORMATION

   Effective January 1, 1998, the Company adopted the provisions of SFAS No. 131, "Disclosures about Segments of an Enterprise and Related Information." The Company operates in a single business segment that provides Web development solutions. The adoption of SFAS No. 131 did not have a material impact on the Company's financial statement disclosure.


INTERIM RESULTS (UNAUDITED)

   The interim consolidated financial information as of March 31, 1999 and for the three months ended March 31, 1998 and 1999, have been presented on the same basis as the consolidated financial statements as of and for the year ended December 31, 1998, and, in the opinion of management, reflect all adjustments, which include only normal recurring adjustments, necessary to present fairly the Company's financial position, results of operations, cash flows and shareholders' equity as of March 31, 1999 and for the three months ended March 31, 1998 and 1999. The results for the three months ended March 31, 1999 are not necessarily indicative of the results to be expected for the year ending December 31, 1999.


RECENT ACCOUNTING PRONOUNCEMENTS

   In March 1999, the American Institute of Certified Public Accountants issued Statement of Position 98-1, "Accounting for the Cost of Computer Software Developed or Obtained for Internal Use" ("SOP 98-1"). SOP 98-1 provides guidance over accounting for computer software developed or obtained for internal use including the requirement to capitalize specified costs and amortization of such costs. The Company will adopt the provisions of SOP 98-1 in its fiscal year ending December 31, 1999, and does not expect adoption to have a material impact on its financial position or results of operations.

   In June 1998, the FASB issued SFAS No. 133, "Accounting for Derivatives and Hedging Activities" ("SFAS No. 133"). SFAS No. 133 establishes accounting and reporting standards of derivative instruments, including certain derivative instruments embedded in other contracts, and for hedging activities. The Company will adopt SFAS No. 133 in its fiscal year ending December 31, 1999 and does not expect adoption to have a material impact on its financial position and results of operations.

                                   ZIP2 CORP.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                  (Continued)

   In April 1998, the American Institute of Certified Public Accountants issued Statement of Position 98-5, "Reporting on the Costs of Start-Up Activities" ("SOP 98-5"). Start-up activities are defined broadly as those one-time activities related to opening a new facility, introducing a new product or service, commencing some new operation or organizing a new entity. Under SOP 98-5, the cost of start-up activities should be expensed as incurred. SOP 98-5 is effective for the Company beginning January 1, 1999 and the Company does not expect its adoption to have a material effect on its financial position or results of operations.

NOTE 2 - BALANCE SHEET COMPONENTS:

                                                                         December 31,
                                                                 ----------------------------
                                                                      1997           1998
                                                                 -------------  -------------
Property and equipment, net:
   Computer equipment and software                                  $3,240,000     $5,859,000
   Furniture and fixtures                                               65,000         68,000
   Leasehold improvements                                              222,000        358,000
                                                                 -------------  -------------
                                                                     3,527,000      6,285,000
   Less:  Accumulated depreciation and amortization                   (573,000)    (2,647,000)
                                                                 -------------  -------------

                                                                    $2,954,000     $3,638,000
                                                                 =============  =============

   At December 31, 1997 and 1998, property and equipment includes $1,642,000 and $4,374,000 of computer equipment, furniture and fixtures and leasehold improvements acquired under capital lease obligations, respectively.
Accumulated amortization of assets under capital lease obligations totaled $164,000 and $1,371,000 at December 31, 1997 and 1998, respectively.

                                                                    December 31,
                                                            -----------------------------
                                                                1997            1998
                                                            --------------  -------------
Accrued liabilities:
 Payroll and related expenses                                    $ 608,000     $  542,000
 Accrued advertising                                                     -        855,000
 Other                                                             267,000        863,000
                                                            --------------  -------------

                                                                 $ 875,000     $2,260,000
                                                            ==============  =============


NOTE 3 - ACQUISITION:


PANTHEON III, INC. ACQUISITION

   In July 1997, the Company acquired all of the outstanding stock of Pantheon III, Inc. ("Pantheon"), a Washington corporation involved in the development, marketing and support of data conversion software applications for the newspaper industry. The consideration for the acquisition totaled $907,000 and was composed of 501,167 shares of the Company's Common Stock, the assumption of outstanding Pantheon warrants and options in exchange for 59,166 and 45,145 warrants and options, respectively, to purchase the Company's Common Stock, assumption of Pantheon liabilities totaling $535,000 and direct acquisition costs totaling $130,000. The acquisition was accounted for using the purchase method of accounting and accordingly, the purchase price was allocated to the assets acquired and liabilities assumed on the basis of their fair values on the acquisition date, with the excess of $675,000 being allocated to goodwill. During the years ended December 31, 1997 and 1998, goodwill amortization totaled $98,000 and $396,000, respectively, including an impairment charge of $181,000 in 1998.

                                   ZIP2 CORP.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                  (Continued)

NOTE 4 - RELATED PARTY TRANSACTIONS:

   The Company conducts a substantial portion of its business with newspapers and other local media companies that have also made strategic investments in the Company's Preferred Stock. The terms of such arrangements have historically been negotiated in parallel with negotiations for the purchase of Preferred Stock and may not necessarily reflect terms that would have resulted from negotiations with unrelated third parties.

   During the years ended December 31, 1996, 1997 and 1998, service revenues derived from customers that also hold shares of the Company's outstanding Preferred Stock totaled $0, $1,224,000 and $1,861,000, respectively. During the years ended December 31, 1996, 1997 and 1998, advertising revenues derived from customers that also hold shares of the Company's outstanding Preferred Stock amounted to $0, $34,000 and $232,000, respectively.

   In August 1998, the Company discontinued the operations of Zip2 Bay Area and sold certain Zip2 Bay Area assets for a nominal amount to a holder of outstanding Preferred Stock. The loss on the sale was immaterial.


NOTE 5 - INCOME TAXES:

   Deferred tax assets, related primarily to net operating loss carryforwards, amounted to approximately $5,000,000 and $13,000,000 at December 31, 1997 and 1998, respectively. Valuation allowances have been provided in amounts equal to the assets because management believes that, based on a number of factors, it is more likely than not that the deferred tax assets will not be realized.

   At December 31, 1998, the Company had approximately $30,000,000 of federal net operating loss carryforwards available to offset future taxable income which expire in varying amounts beginning in 2011. Under the Tax Reform Act of 1986, the amounts of and benefits from net operating loss carryforwards may be impaired or limited in certain circumstances. Events which cause limitations in the amount of net operating losses that the Company may utilize in any one year include, but are not limited to, a cumulative ownership change of more than 50%, as defined, over a three year period.


NOTE 6 - BORROWINGS:


NOTES PAYABLE

   During 1996 and 1997, the Company issued notes payable to a financing company totaling $609,000 and $141,000, respectively. These notes payable are secured by certain computer equipment of the Company. In connection with the issuance of the notes payable during 1996, the Company granted the financing company warrants to purchase 46,812 shares of the Company's Series A Preferred Stock with an exercise price of $3.65 per share. The warrants expire on the later of August 2006 or five years following an initial public offering and had a nominal fair value on the date of the grant.


SUBORDINATED DEBT

   In December 1998, the Company entered into a loan and security agreement with two holders of the Company's warrants and an unrelated party and issued subordinated notes totaling $7,000,000. Under the terms of the agreement, the notes bear interest at 12.75% per year and are secured by the Company's assets. In conjunction with the subordinated debt, warrants to purchase 136,897 shares of the Company's Series C Preferred Stock with an exercise price of $7.67 per share were issued to the note holders. The warrants expire on the later of seven years after the date of grant or three years after the closing of the
Company's initial public offering.   The warrants had an estimated fair value of
$560,000 on the date of grant, which will be amortized to interest expense over the term of the related debt.

                                  ZIP2 CORP.
                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                  (Continued)

   At December 31, 1997 and 1998, outstanding borrowings consist of the following:

                                                                       December 31,
                                                               -----------------------------
                                                                   1997            1998
                                                               --------------  -------------

8.6% note; principal and interest payable monthly;
    due October 31, 1999                                            $ 275,000     $  130,000
8.7% note; principal and interest payable monthly;
   due December 1, 1999                                               124,000         65,000
9.3% note; principal and interest payable monthly;
   due April 30, 2000                                                 114,000         68,000
12.75% note; principal and interest payable beginning
   July 1999; due December 2002                                             -      7,000,000
Less:  Discount associated with warrants                                    -       (560,000)
                                                               --------------  -------------
                                                                      513,000      6,703,000
Less:  Current portion                                                250,000      1,645,000
                                                               --------------  -------------

                                                                    $ 263,000     $5,058,000
                                                               ==============  =============


   Principal payments due under the notes payable are $1,645,000, $2,818,000 and $2,800,000 for 1999, 2000 and 2001, respectively.


EQUIPMENT LEASE LINE

   During 1997 and 1998, the Company obtained certain equipment lease lines from a leasing company. At December 31, 1997 and 1998, obligations under these lease arrangements consist of the following:



                                                                       December 31,
                                                               -----------------------------
                                                                   1997            1998
                                                               --------------  -------------
$3,000,000 equipment lease line; equal monthly installments
   through April 2002                                              $1,612,000     $2,430,000
$1,500,000 equipment lease line; equal monthly installments
   through December 2002                                                    -      1,248,000
$2,000,000 euqipment lease line; expires December 1999                      -              -
                                                               --------------  -------------
                                                                    1,612,000      3,678,000
Less:  Current portion                                                393,000      1,078,000
                                                               --------------  -------------

                                                                   $1,219,000     $2,600,000
                                                               ==============  =============

   Under the terms of the 1997 lease lines, warrants to purchase 13,136 and 7,082 shares of the Company's Series B and Series C Preferred Stock with exercise prices of $5.00 and $7.67 per share, respectively, were issued to the leasing Company. The warrants expire on the later of August 2002 or five years following an initial public offering and had a nominal fair value on the date of grant. Under the terms of the 1998 lease lines, a warrant to purchase 18,253 shares of the Company's Series C Preferred Stock with an exercise price of $7.67 per share was issued to the leasing Company. The warrant expires on the shorter of five years from the date of grant or two years following an initial public offering and had a nominal fair value on the date of grant.

                                  ZIP2 CORP.
                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                  (Continued)

NOTE 7 - COMMITMENTS:


ROYALTY OBLIGATIONS

   The Company has obligations to pay minimum royalties to various companies for mapping content. The minimum obligations under the royalty agreements total $440,000 and $35,000 for the years ending December 31, 1999 and 2000, respectively.


LEASES

   The Company leases office space and equipment under noncancelable operating and capital leases with various expiration dates through October 2001. Rent expense for the years ended December 31, 1996, 1997 and 1998 totaled $77,000, $415,000 and $910,000, respectively.

   At December 31, 1998, future minimum lease payments under noncancelable operating and capital leases are as follows:


Year Ending                                                Capital       Operating
December 31,                                               Leases          Leases
                                                        --------------  -------------
1999                                                       $ 1,338,000    $ 1,159,000
2000                                                         1,340,000      1,131,000
2001                                                         1,170,000        687,000
2002                                                           359,000        137,000
                                                        --------------  -------------

Total minimum lease payments                                 4,207,000    $ 3,114,000
                                                                        =============

Less:  Amount representing interest                           (529,000)
                                                        --------------

Present value of capital lease obligations                   3,678,000
Less:  Current portion                                      (1,078,000)
                                                        --------------

Long-term portion of capital lease obligations             $ 2,600,000
                                                        ==============

CONTINGENCIES

   From time to time, the Company is involved in certain litigation, claims and assessments arising in the normal course of business. The Company believes that any potential liability with respect to such routine litigation, claim or assessment, individually or in the aggregate, is not likely to be material to the Company's financial position, results of operations or cash flows.


NOTE 8 - CONVERTIBLE PREFERRED STOCK:

   At December 31, 1998, Convertible Preferred Stock consists of the following:



                                                                                 Proceeds
                                            Shares                                Net of
                                 -----------------------------  Liquidation      Issuance
Series                            Authorized     Outstanding       Amount          Costs
-------                          -------------- --------------  -------------  --------------
   A                                  4,000,000      3,734,732   $  3,590,000    $  3,575,000
   B                                  4,000,000      2,470,600     12,353,000      12,287,000
   C                                  4,000,000      3,206,780     24,596,000      23,700,000
                                 -------------- --------------  -------------  --------------

                                     12,000,000      9,412,112   $ 40,539,000    $ 39,562,000
                                 ============== ==============  =============  ==============

                                  ZIP2 CORP.
                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                  (Continued)

   The holders of Preferred Stock have various rights and preferences as follows:


VOTING

   Each share of Series A, Series B and Series C has voting rights equal to an equivalent number of shares of Common Stock into which it is convertible and votes together as one class with the Common Stock.

   As long as any shares of Convertible Preferred Stock remain outstanding, the Company must obtain approval from a majority of the holders of Convertible Preferred Stock in order to alter the articles of incorporation as related to Convertible Preferred Stock, change the authorized number of shares of Convertible Preferred Stock, repurchase any shares of Common Stock other than shares subject to the right of repurchase by the Company, change the authorized number of Directors, authorize a dividend for any class or series other than Convertible Preferred Stock, create a new class of stock or effect a merger, consolidation or sale of assets where the existing shareholders retain less than 50% of the voting stock of the surviving entity.


DIVIDENDS

   Holders of Series A, B and C Convertible Preferred Stock are entitled to receive noncumulative dividends at the per annum rate of $0.09613, $0.5 and $0.767 per share, respectively, when and if declared by the Board of Directors. The holders of Series A, B and C Convertible Preferred Stock will also be entitled to participate in dividends on Common Stock, when and if declared by the Board of Directors, based on the number of shares of Common Stock held on an as-if converted basis. No dividends on Convertible Preferred Stock or Common Stock have been declared by the Board from inception through December 31, 1998.


LIQUIDATION

   In the event of any liquidation, dissolution or winding up of the Company, including a merger, acquisition or sale of assets where the beneficial owners of the Company's Common Stock and Convertible Preferred Stock own less than 51% of the resulting voting power of the surviving entity, the holders of Series A, B and C Convertible Preferred Stock are entitled to receive an amount of $0.9613, $5.00 and $7.67 per share, respectively, plus any declared but unpaid dividends prior to and in preference to any distribution to the holders of Common Stock. Should the Company's legally available assets be insufficient to satisfy the liquidation preferences, the entire amount of assets will be distributed ratably to the holders of Series A, B and C Convertible Preferred Stock.

   After the payment has been made to the holders of the Preferred Stock in full, the remaining legally available assets would be distributed ratably to the holders of Series A Preferred Stock and the holders of Common Stock.


CONVERSION

   Each share of Series A, B and C Convertible Preferred Stock is convertible, at the option of the holder, according to a conversion ratio, subject to adjustment for dilution. Each share of Series A, B and C Convertible Preferred Stock automatically converts into the number of shares of Common Stock into which such shares are convertible at the then effective conversion ratio upon:
1) the closing of a public offering of Common Stock at a per share price of at least $10 per share with gross proceeds of at least $17,000,000 or 2) the consent of not less than two-thirds of the then holders of the majority of Convertible Preferred Stock, subject to the limitation that the holders of Series A Preferred Stock shall not be entitled to more than three times the Liquidation Preference.

   At December 31, 1998, the Company had reserved 4,000,000, 4,000,000 and 4,000,000 shares of Common Stock for the conversion of Series A, B and C Convertible Preferred Stock, respectively.

                                  ZIP2 CORP.
                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                  (Continued)

NOTE 9 - COMMON STOCK:

   The Company's Articles of Incorporation, as amended, authorize the Company to issue 20,000,000 shares of $0.001 par value Common Stock. A portion of the shares issued for notes receivable are subject to rights of repurchase by the Company that lapse generally over a four year period from the earlier of the purchase date or employee hire date, as applicable, until all restrictions lapse. At December 31, 1998, there were 549,000 shares of Common Stock subject to repurchase.


NOTE 10 - STOCK OPTION PLANS:

   In April 1996, the Company adopted the 1996 Stock Option Plan (the "1996 Plan"). The 1996 Plan provides for the granting of stock options to employees, consultants and directors of the Company. Options granted under the Plan may be either incentive stock options or nonqualified stock options. Incentive stock options ("ISO") may be granted only to Company employees (including officers and directors who are also employees). Nonqualified stock options ("NSO") may be granted to Company employees and consultants. The Company has reserved 3,093,336 shares of Common Stock for issuance under the 1996 Plan.

   In September 1997, the Company adopted the 1997 Stock Option Plan (the "1997 Plan"). The 1997 Plan provides for the granting of stock options to employees, consultants and directors of the Company. Options granted under the 1997 Plan may be either incentive stock options or nonqualified stock options. Incentive stock options ("ISO") may be granted only to Company employees (including officers and directors who are also employees). Nonqualified stock options ("NSO") may be granted to Company employees and consultants. The Company has reserved approximately 600,000 shares of Common Stock for issuance under the 1997 Plan.

   Options under the 1996 and 1997 Plans may be granted for periods of up to ten years and at prices no less than 85% of the estimated fair value of the shares on the date of grant as determined by the Board of Directors, provided, however, that (i) the exercise price of an ISO and NSO shall not be less than 100% and 85% of the estimated fair value of the shares on the date of grant, respectively, and (ii) the exercise price of an ISO and NSO granted to a 10% shareholder shall not be less than 110% of the estimated fair value of the shares on the date of grant, respectively. Options are exercisable immediately subject to repurchase options held by the Company which lapse over a maximum period of ten years at such times and under such conditions as determined by the Board of Directors. To date, options granted generally vest over four years.

   The following table summarizes stock option activity under the Company's stock option plans:


                                                                         Year Ended December 31,
                                       ------------------------------------------------------------------------------------------
                                                   1996                           1997                          1998
                                       -----------------------------  -----------------------------  ----------------------------
                                                        Weighted                       Weighted                       Weighted
                                                         Average                        Average                       Average
                                         Options        Exercise                       Exercise                       Exercise
                                       Outstanding        Price          Shares          Price          Shares         Price
                                       -------------  --------------  -------------  --------------  -------------  -------------
Outstanding at beginning of period                 -        $      -         87,500        $   0.10        808,095       $   0.46
   Granted                                 1,834,686            0.10      1,209,299            0.25      3,175,204           1.07
   Assumed in Pantheon acquisition                 -               -         45,145            3.31              -              -
   Exercised                              (1,706,086)           0.10       (447,849)           0.16     (1,182,122)          0.70
   Canceled                                  (41,100)           0.10        (86,000)           0.25       (325,885)          1.50
                                       -------------                  -------------                  -------------

Outstanding at period end                     87,500            0.10        808,095            0.46      2,475,292           0.99
                                       =============                  =============                  =============

Weighted average grant date fair
   value of options granted during
   the year                                                 $   0.04                       $   0.83                      $   4.26
                                                      ==============                 ==============                 =============

                                  ZIP2 CORP.
                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                  (Continued)

   At December 31, 1998, 1,064,031 options were available for grant under the Plans.


                                                                   Options Exercisable at
                    Options Outstanding at December 31, 1998         December 31, 1998
                  --------------------------------------------- -----------------------------
                                    Weighted
                                    Average        Weighted                       Weighted
                                   Remaining        Average                       Average
Range of             Number       Contractual      Exercise        Number         Exercise
Exercise Prices    Outstanding        Life           Price       Outstanding       Price
---------------   --------------  -------------  -------------- --------------  -------------
$ 0.10                    20,000           7.59          $ 0.10         20,000         $ 0.10
  0.25                   112,968           8.50            0.25        109,968           0.25
  0.40-$1.00           2,310,737           9.81            1.00      2,303,968           1.00
  1.83-$3.66              31,587           7.72            3.39         31,587           3.39
                  --------------                                --------------

                       2,475,292           9.70            0.99      2,465,523           0.99
                  ==============                                ==============


   At December 31, 1998, approximately 267,000 options were vested.


UNEARNED STOCK-BASED COMPENSATION

   In connection with certain stock option grants during the year ended December 31, 1998, the Company recognized unearned compensation totaling $13,694,000, which is being amortized over the four year vesting periods of the related options. Amortization expense recognized during the year ended December 31, 1998 totaled approximately $1,074,000.


MINIMUM VALUE DISCLOSURES

   Had compensation cost for the Company's stock-based compensation plan been determined based on the minimum value method at the grant dates for the awards as prescribed by SFAS No. 123, the Company's net loss would have reflected an immaterial change.

   The Company calculated the minimum value of each option grant on the date of grant using the Black-Scholes pricing method with the following assumptions: dividend yield at 0%; weighted average expected option term of five years; risk free interest rates of 6.2%, 6.2% and 5.4% for 1996, 1997 and 1998, respectively.


NOTES RECEIVABLE FROM SHAREHOLDERS

   In connection with the issuance of Common Stock upon the exercise of stock options, notes receivable were received from certain officers and employees. These full-recourse notes, which accrue interest on unpaid balances at between 5.7% to 6.8% per annum and are secured by the related Common Stock, are due between 1999 and 2008. The Company may accelerate the amounts due, in part or in whole, upon certain events including termination of employment, payment default or sales of the pledged securities.


NOTE 11 - EMPLOYEE BENEFIT PLANS:

   The Company sponsors a 401(k) defined contribution plan covering all employees. Contributions made by the Company are determined annually by the Board of Directors. There were no employer contributions under this plan during the years ended December 31, 1996, 1997 and 1998.

                                  ZIP2 CORP.
                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                  (Continued)

NOTE 12 - SUBSEQUENT EVENTS:


STOCK OPTION GRANTS

   In January and February 1999, the Company granted to employees 201,000 options to purchase the Company's Common Stock at an exercise price of $1.00 per share. In connection with these stock option grants, the Company recognized unearned compensation totaling approximately $2,874,000, which is being amortized over the four year vesting periods of the related options.

MERGER WITH COMPAQ COMPUTER CORPORATION

   On April 1, 1999, the Company consummated a merger agreement with Compaq Computer Corporation ("Compaq"). Under the terms of the merger agreement, each share of the Company's Convertible Preferred Stock and Common Stock was converted into the right to receive an amount per share equal to $307,000,000, divided by the number of issued and outstanding shares of Convertible Preferred Stock and Common Stock immediately prior to the consummation of the merger. Additionally, Compaq repaid the subordinated debt of the Company as part of the terms of the acquisition.